UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 24, 2006

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2006, Applied Digital Solutions, Inc. (the "Company") closed a $13.5 million non-convertible debt financing transaction with Laurus Master Fund, Ltd. (the "Lender") pursuant to the terms of a Securities Purchase Agreement (the "Agreement") dated August 24, 2006, between the Company and the Lender.

Under the terms of the Agreement, the Lender extended financing to the Company in the form of a $13.5 million secured term note (the "Note"). The Note accrues interest at a rate of 12% per annum, payable monthly, and has a maturity date of August 24, 2009. The Company is obligated to make monthly principal payments ranging from $200,000 to $300,000 beginning on April 1, 2007. The terms of the Note allow for optional redemption by paying 102% of the principal amount. The Note also contains certain events of default, including, among other things, failure to pay, violation of covenants, and certain other expressly enumerated events. In the event of default, the Lender is entitled to additional interest on the outstanding principal balance of the Note and on all outstanding obligations under the Note and the related agreements entered into in conjunction with the Note in an amount equal to 1% per month.

To secure the Company’s obligations under the Agreement, the Company has granted the Lender a first priority security interest in substantially all of the Company’s assets, and the Company has pledged all of the issued and outstanding capital stock owned by the Company in InfoTech USA, Inc. and certain other wholly-owned subsidiaries of the Company and a portion of the issued and outstanding stock owned by the Company in VeriChip Corporation and Digital Angel Corporation.

The Agreement contains various customary representations and warranties of the Company as well as customary affirmative and negative covenants.

The Company used the majority of the proceeds from the loan primarily to repay all of the debt outstanding to Satellite Senior Income Fund, LLC and intends to use the remaining proceeds for working capital purposes. In connection with the financing, the Company also issued a warrant for the purchase of 1,719,745 shares of the Company’s common stock as more fully discussed below under Item 3.02.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the Agreement, on August 24, 2006, the Company used the proceeds of the Note to repay all of its outstanding obligations under that certain Note Purchase Agreement dated December 28, 2005, by and between the Company and Satellite Senior Income Fund, LLC for financing in the form of a $12 million senior secured note. The senior secured note had an interest rate of 12% per annum for the first nine months and then increased by 1% per month thereafter until its maturity on June 28, 2007. Under the terms of the senior secured note, to prepay the loan, the Company paid an amount equal to $12,688,896.00, which is the sum of (a) 104% of the principal being redeemed plus (b) all accrued and unpaid interest thereon.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

See disclosure provided in Item 1.01 above.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

In connection with the execution of the Agreement, on August 24, 2006, the Company issued a warrant for the purchase of 1,791,745 shares of the Company’s common stock at an exercise price of $1.88 per share. The warrant is exercisable beginning on August 24, 2006 and expires on August 24, 2013. The Lender has agreed to a 12 month lock-up with respect to the sale of the shares of common stock underlying the warrant. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

10.2	Secured Term Note by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

10.3	Master Security Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

10.4	Stock Pledge Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

10.5	Common Stock Purchase Warrant by and between Applied Digital Solutions, Inc. Laurus Master Fund, Ltd., dated August 24, 2006.

10.6	Registration Rights Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

10.7	Funds Escrow Agreement among Applied Digital Solutions, Inc., Laurus Master Fund, Ltd. and Loeb & Loeb LLP, dated August 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: August 25, 2006	/s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Securities Purchase Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

Exhibit 10.2	Secured Term Note by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

Exhibit 10.3	Master Security Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

Exhibit 10.4	Stock Pledge Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

Exhibit 10.5	Common Stock Purchase Warrant by and between Applied Digital Solutions, Inc. Laurus Master Fund, Ltd., dated August 24, 2006.

Exhibit 10.6	Registration Rights Agreement by and between Applied Digital Solutions, Inc. and Laurus Master Fund, Ltd., dated August 24, 2006.

Exhibit 10.7	Funds Escrow Agreement among Applied Digital Solutions, Inc., Laurus Master Fund, Ltd. and Loeb & Loeb LLP, dated August 24, 2006.